UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2013

CARLISLE COMPANIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9278	31-1168055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11605 N. Community House Road, Suite 600

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (704) 501-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                 On and effective as of December 11, 2013, the Board of Directors (the “Board”) of Carlisle Companies Incorporated (the “Company”) approved certain amendments to the Company’s bylaws (the “Bylaws”).  Apart from non-substantive language and conforming changes and other technical and cross-reference edits, the Company’s Bylaws were amended as summarized below.

Article I was amended to (i) reflect an express adoption of the default rules applicable under Delaware law to the conduct of meetings of the Company’s stockholders; (ii) add provisions regarding the Board’s authority with respect to the conduct of stockholder meetings, including the discretion to delay the date of the annual meeting, and the administration of the meetings, including expressly granting the Chairman of the meeting the authority to establish procedures for the conduct of the meeting; (iii) allow the Chairman of the Board to call a special meeting of stockholders; (iv) limit business to be conducted at a special meeting of stockholders to that specified in the meeting notice; and (v) add an “advance notice” provision requiring stockholder proposals for business to be conducted at an annual meeting be submitted to the Company not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting.

Article II was amended to (i) add clarifying language regarding the number, qualification and election of directors, including references to the Company’s classified board structure and contemplating its impact on director elections; (ii) add a requirement that directors disclose whether they are subject to any voting agreement; (iii) reflect an express adoption of the default rules applicable under Delaware law to the Board and the conduct of Board meetings, including permitting telephonic Board meetings and authorizing the Board to take action by written consent in lieu of a meeting; (iv) add clarifying language regarding director resignations and the compensation of directors; and (v) replace the provisions specifically referencing the executive, audit and compensation committees of the Board with a broader provision authorizing the Board to establish any committees it desires by resolution.

Article III was amended to (i) add clarifying language regarding the removal or resignation of the Company’s officers; (ii) make certain clarifying revisions to the duties of the Company’s officers; and (iii) remove the requirement that the Company’s officers include a Treasurer and a Controller.

Article IV was amended to (i) add language regarding electronic certificates of the Company’s common stock; and (ii) make certain clarifying changes regarding the transfer of shares of the Company’s common stock, the fixing of record dates and the appointment of transfer agents and registrars.

Article V was amended to (i) permit the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by law, subject to the approval of the disinterested members of the Board; (ii) add provisions clarifying the waiver of notices for stockholder and Board meetings and the Board’s ability to declare dividends upon the Company’s capital stock; and (iii) add a general provision clarifying that all powers, duties and responsibilities provided for in the Bylaws are qualified by the provisions of the Company’s certificate of incorporation and applicable law.

The foregoing summary does not constitute a complete summary of the amendments to the Bylaws and is qualified in its entirety by reference to the complete text of the Bylaws which is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Dated: December 13, 2013	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Carlisle Companies Incorporated